DIRECTOR’S COMPENSATION AND INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the 2nd day of February, 2005.

BETWEEN:

TAG OIL LTD., a company incorporated under the laws of the Yukon having an office at Suite 400- 534 17th Avenue SW, Calgary, Alberta T2S 0B1

(the “Corporation”)

AND:

Paul Infuso, of Winnipeg, Manitoba, R3P 2K1

(the “Indemnitee”)

WHEREAS:

(A)                For the benefit of the Corporation, the Indemnitee has consented and has been duly elected to act as a director and/or officer of the Corporation; and

(B)                 The Indemnitee, as a condition to his acting as a director of the Corporation, has requested that the Corporation, and the Corporation has agreed to, indemnify and save harmless the Indemnitee in respect of all damages, liabilities, costs, charges and expenses arising by reason of his being a director or officer of the Corporation or of any of its affiliates as hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Indemnitee to the Corporation (the receipt and sufficiency of which is hereby acknowledged by the Corporation) and other good and valuable consideration including the Indemnitee acting as a director of the Corporation, the parties hereby covenant and agree with each other as follows:

Contracts With The Corporation

1.                 Subject to the Yukon Business Corporations Act (the “Act”),

(a)
the Indemnitee will not be disqualified, by being a director, or by reason of holding any other office or place of profit under the Corporation or under any body corporate in which the Corporation is a shareholder or otherwise interested, from entering into any contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation,

(b)	no such contract, transaction or arrangement is thereby void or liable to be avoided, and

(c)	the Indemnitee will not be liable to account to the Corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement.

Disclosure

(d)	Except as required by the Act, the Indemnitee will not be obliged to make any additional declaration or disclosure of interest or refrain from voting in connection with the matters referred to in s.1.

Indemnity

2.                 Subject to §2.(a) and §2.(b) , the Corporation hereby undertakes and agrees to indemnify and save harmless the Indemnitee and the Indemnitee’s heirs and legal representatives, respectively, from and against all costs, charges and expenses, including all amounts paid to settle an action or satisfy any judgment, reasonably incurred by the Indemnitee in respect of any civil, criminal, administrative, investigative or other proceeding in which the Indemnitee is involved by reason of being or having been an Indemnitee of the Corporation, if

(a)	the Indemnitee acted honestly and in good faith with a view to the best interests of the Corporation, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee had reasonable grounds for believing that the Indemnitee’s conduct was lawful.

3.                 In respect of any action by or on behalf of the Corporation to procure a judgment in its favour to which the Indemnitee is made a party by reason of being or having been an Indemnitee of the Corporation, the Corporation hereby undertakes and agrees (subject to obtaining approval of the Supreme Court of British Columbia) to indemnify and save harmless the Indemnitee and the Indemnitee’s heirs and legal representatives, respectively, against all damages, liabilities, costs, charges and expenses reasonably incurred by the Indemnitee in connection with any such action if the Indemnitee fulfilled the conditions set forth in s. 3 above. The Corporation also agrees to make application, and use commercially reasonable efforts, to obtain such approval of the court.

4.                 The Corporation may indemnify the Indemnitee in connection with a proceeding or part thereof initiated by the Indemnitee only if such proceeding or part thereof was authorized by the board of the Corporation.

Compensation for Services as a Director

5.                 The Corporation will compensate the Indemnitee for services provided to the Corporation by the Indemnitee for so long as he is a director of the Corporation as follows:

(a)
in an amount equal to $12,000 per annum, payable monthly (the “Fee”). The Indemnitee hereby acknowledges that it is responsible for remitting its own taxes and any contributions required by law to be remitted in connection with the Fee, and the Corporation shall have no responsibility in respect of any failure by the Indemnitee to properly remit such amounts when due, and the Indemnitee agrees to indemnify and save the Corporation harmless from and against assessments, losses or penalties actually incurred by the Corporation in this respect; and

(b)
subject to the approval of any stock exchange which may list the Corporation’s shares, incentive stock options exercisable to purchase 75,000 common shares of the Corporation at a price of US$0.65 per share until February 2, 2010 based on the terms, conditions and vesting requirements of the Corporation’s Stock Option Plan.

Advance for Expenses

6.                 The Corporation shall advance moneys to the Indemnitee for the costs, charges and expenses of a proceeding referred to in §2., or (with the approval of the Supreme Court of British Columbia) §3, provided that the Indemnitee delivers to the Corporation a written undertaking by the Indemnitee to repay all amounts so advanced if it is ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

Amplification of Rights

7.                 The provisions of this Agreement are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred on any director, officer, employee or agent of the Corporation by the Articles, by-laws, any law or otherwise.

Notice

8.                 Any notice required or permitted to be given by any party hereto shall be sufficiently given if delivered or sent by telecopy or prepaid courier, addressed to the party entitled to receive the same at the address set out on the first page of this Agreement for such party and shall be deemed to have been given, if delivered, on the date on which it was delivered, if sent by telecopy, on the next business day, excluding Saturdays, following the day it was so sent and, if couriered, on the third business day, excluding Saturdays, following the day it was so couriered. The parties hereto may change their address for service from time to time by notice to the other in accordance with this paragraph.

Heirs and Successors

9.                 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement may not be assigned by the Corporation without the express written consent of the Indemnitee.

Further Actions

10.                The Corporation covenants and agrees to do all acts and things and to execute and deliver such further and other deeds and assurances as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

Governing Law and Attornment

11.                This Agreement shall be governed by and construed in accordance with the laws of the Yukon Territory however each of the parties hereby attorns to the jurisdiction of the Courts of the Province of British Columbia in the event of a dispute hereunder.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

TAG OIL LTD.

Per:
Drew Cadenhead, President and CEO

Per:
Garth Johnson, Corporate Secretary and CFO

SIGNED, SEALED AND DELIVERED by	)
Paul Infuso in the presence of:	)
)
)
)
Witness	)	Paul Infuso
)
)
Name	)
)
)
)
Address	)
)
)
)
)

DIRECTOR’S COMPENSATION AND INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the 2nd day of February, 2005.

BETWEEN:

TAG OIL LTD., a company incorporated under the laws of the Yukon having an office at Suite 400- 534 17th Avenue SW, Calgary, Alberta T2S 0B1

(the “Corporation”)

AND:

James Smith, of Calgary, Alberta T2T 3J2

(the “Indemnitee”)

WHEREAS:

(C)                For the benefit of the Corporation, the Indemnitee has consented and has been duly elected to act as a director and/or officer of the Corporation; and

(D)                 The Indemnitee, as a condition to his acting as a director of the Corporation, has requested that the Corporation, and the Corporation has agreed to, indemnify and save harmless the Indemnitee in respect of all damages, liabilities, costs, charges and expenses arising by reason of his being a director or officer of the Corporation or of any of affiliates as hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Indemnitee to the Corporation (the receipt and sufficiency of which is hereby acknowledged by the Corporation) and other good and valuable consideration including the Indemnitee acting as a director of the Corporation, the parties hereby covenant and agree with each other as follows:

Contracts With The Corporation

12.                 Subject to the Yukon Business Corporations Act (the “Act”),

(a)
the Indemnitee will not be disqualified, by being a director, or by reason of holding any other office or place of profit under the Corporation or under any body corporate in which the Corporation is a shareholder or otherwise interested, from entering into any contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation,

(b)	no such contract, transaction or arrangement is thereby void or liable to be avoided, and

(c)	the Indemnitee will not be liable to account to the Corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement.

Disclosure

(d)	Except as required by the Act, the Indemnitee will not be obliged to make any additional declaration or disclosure of interest or refrain from voting in connection with the matters referred to in s.1.

Indemnity

13.                Subject to §2.(a) and §2.(b) , the Corporation hereby undertakes and agrees to indemnify and save harmless the Indemnitee and the Indemnitee’s heirs and legal representatives, respectively, from and against all costs, charges and expenses, including all amounts paid to settle an action or satisfy any judgment, reasonably incurred by the Indemnitee in respect of any civil, criminal, administrative, investigative or other proceeding in which the Indemnitee is involved by reason of being or having been an Indemnitee of the Corporation, if

(a)	the Indemnitee acted honestly and in good faith with a view to the best interests of the Corporation, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee had reasonable grounds for believing that the Indemnitee’s conduct was lawful.

14.                In respect of any action by or on behalf of the Corporation to procure a judgment in its favour to which the Indemnitee is made a party by reason of being or having been an Indemnitee of the Corporation, the Corporation hereby undertakes and agrees (subject to obtaining approval of the Supreme Court of British Columbia) to indemnify and save harmless the Indemnitee and the Indemnitee’s heirs and legal representatives, respectively, against all damages, liabilities, costs, charges and expenses reasonably incurred by the Indemnitee in connection with any such action if the Indemnitee fulfilled the conditions set forth in s. 3 above. The Corporation also agrees to make application, and use commercially reasonable efforts, to obtain such approval of the court.

15.                The Corporation may indemnify the Indemnitee in connection with a proceeding or part thereof initiated by the Indemnitee only if such proceeding or part thereof was authorized by the board of the Corporation.

Compensation for Services as a Director

16.                The Corporation will compensate the Indemnitee for services provided to the Corporation by the Indemnitee for so long as he is a director of the Corporation as follows:

(a)
in an amount equal to $6,000 per annum, payable monthly (the “Fee”). The Indemnitee hereby acknowledges that it is responsible for remitting its own taxes and any contributions required by law to be remitted in connection with the Fee, and the Corporation shall have no responsibility in respect of any failure by the Indemnitee to properly remit such amounts when due, and the Indemnitee agrees to indemnify and save the Corporation harmless from and against assessments, losses or penalties actually incurred by the Corporation in this respect; and

(b)
subject to the approval of any stock exchange which may list the Corporation’s shares, incentive stock options exercisable to purchase 50,000 common shares of the Corporation at a price of US$0.65 per share until February 2, 2010 based on the terms, conditions and vesting requirements of the Corporation’s Stock Option Plan.

Advance for Expenses

17.                The Corporation shall advance moneys to the Indemnitee for the costs, charges and expenses of a proceeding referred to in §2., or (with the approval of the Supreme Court of British Columbia) §3, provided that the Indemnitee delivers to the Corporation a written undertaking by the Indemnitee to repay all amounts so advanced if it is ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

Amplification of Rights

18.                The provisions of this Agreement are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred on any director, officer, employee or agent of the Corporation by the Articles, by-laws, any law or otherwise.

Notice

19.                Any notice required or permitted to be given by any party hereto shall be sufficiently given if delivered or sent by telecopy or prepaid courier, addressed to the party entitled to receive the same at the address set out on the first page of this Agreement for such party and shall be deemed to have been given, if delivered, on the date on which it was delivered, if sent by telecopy, on the next business day, excluding Saturdays, following the day it was so sent and, if couriered, on the third business day, excluding Saturdays, following the day it was so couriered. The parties hereto may change their address for service from time to time by notice to the other in accordance with this paragraph.

Heirs and Successors

20.                This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement may not be assigned by the Corporation without the express written consent of the Indemnitee.

Further Actions

21.                The Corporation covenants and agrees to do all acts and things and to execute and deliver such further and other deeds and assurances as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

Governing Law and Attornment

22.                This Agreement shall be governed by and construed in accordance with the laws of the Yukon Territory however each of the parties hereby attorns to the jurisdiction of the Courts of the Province of British Columbia in the event of a dispute hereunder.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

TAG OIL LTD.

Per:
Drew Cadenhead, President and CEO

Per:
Garth Johnson, Corporate Secretary and CFO

SIGNED, SEALED AND DELIVERED by	)
James Smith in the presence of:	)
)
)
)
Witness	)	James Smith
)
)
Name	)
)
)
)
Address	)
)
)
)
)